UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 4, 2015

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015, Earthstone Energy, Inc., a Delaware corporation (the “Company”), Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), Sabine River Energy, LLC, a Texas limited liability company (“Sabine”), Earthstone Operating, LLC, a Texas limited liability company (formerly Oak Valley Operating, LLC) (the “Operator”), Parallel Resource Partners, LLC, a Delaware limited liability company (“Parallel”), and Flatonia Energy, LLC, a Delaware limited liability company (“Flatonia”), entered into an amendment (the “Amendment”) to that certain Contribution Agreement dated October 16, 2014 (the “Contribution Agreement”), by and among the Company, Oak Valley, Sabine, the Operator, Parallel, and Flatonia, as referenced in the Company’s Current Report on Form 8-K filed on October 20, 2014 with the U.S. Securities and Exchange Commission (the “SEC”).

Under the original terms of the Contribution Agreement, Flatonia had the right to either (i) designate an individual who could attend and act as an observer (the “Flatonia Observer”) at any meeting of the board of directors of the Company (the “Board”) or (ii) designate an individual to be elected to the Board as a director.  Pursuant to the Amendment, Flatonia maintained its right to designate the Flatonia Observer, but, effective as of the date of the Amendment, forfeited its alternative right to designate a director.  However, Flatonia’s right to designate an individual to be elected to the Board as a director is subject to reinstatement upon the earliest to occur of the following: (a) the aggregate ownership of common stock, $0.001 par value per share (the “Common Stock”), of the Company, by Oak Valley and its direct or indirect controlled subsidiaries falls below 50% of the issued and outstanding shares of Common Stock (excluding issuances of Common Stock to third parties that are not affiliates of the Company or Oak Valley); (b) certain changes in the composition of management of the Company; (c) a Change of Control (as defined below); and (d) June 1, 2017.

The term “Change of Control” means an event deemed to have occurred if any of the following occurs: (i) any transaction or series of related transactions resulting in a direct or indirect change of control of the Operator or Sabine or the liquidation or dissolution of the Operator or Sabine, except, in each case, in connection with a transfer to a wholly-owned and wholly-controlled affiliate; provided, however, that a Change of Control of the Company shall not constitute a Change of Control of the Operator or Sabine; (ii) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, a “person” or “group”, other than the Company and its subsidiaries (and its and their employee benefit plans) and Oak Valley and its affiliates, acquires direct or indirect “beneficial ownership” of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity; (iii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person or persons; (iv) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any merger, consolidation, share exchange or acquisition of the Company with or by another person pursuant to which the persons that beneficially owned, directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing more than 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportions (relative to each other) as immediately prior to such transaction; provided, however, that this clause (iv) shall not include any transaction or series of related transactions for which Flatonia, in its capacity as a stockholder of the Company, voted in favor; or (v) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

First Amendment to Contribution Agreement dated June 4, 2015, by and among Earthstone Energy, Inc., Oak Valley Resources, LLC, Sabine River Energy, LLC, Earthstone Operating, LLC, Parallel Resource Partners, LLC, and Flatonia Energy, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: June 10, 2015	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Contribution Agreement dated June 4, 2015, by and among Earthstone Energy, Inc., Oak Valley Resources, LLC, Sabine River Energy, LLC, Earthstone Operating, LLC, Parallel Resource Partners, LLC, and Flatonia Energy, LLC.